SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 10, 2003

FAO, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19536	95-3971414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406

(Address of Principal Executive Offices) (Zip Code)

Mr. Jerry R. Welch
President and Chief Executive Officer
2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406

(Name and Address of Agent For Service)

(610) 292-6600

(Telephone Number, Including Area Code, of Agent for Service)

Item 5.  Other Events and Required FD Disclosure.

FAO, Inc. (the “Company), issued a press release on November 10, 2003 which is attached to this report as Exhibit 99.1.   In the press release the Company stated that late in the afternoon Friday, November 7, 2003, its lenders delivered a notice of default under its loan agreement.   The notice stated that the lenders would no longer consider themselves obligated to make further loans or extend letters of credit, that outstanding loans would bear interest at the default rate under the loan agreement until defaults were cured or waived and that additional extensions of credit would be subject to a 5% funding fee.   The Company stated that it was in discussion with its lenders to resolve the issues that gave rise to the notice, but could give no assurances it would be successful.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company dated November 10, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAO, INC.

Date: November 11, 2003	/s/ Jerry R. Welch
Jerry R. Welch
President and Chief Executive Officer